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                                                                  HEI EXHIBIT 23

[KPMG LLP LETTERHEAD]


                             Accountants' Consent

The Board of Directors
Hawaiian Electric Industries, Inc.:

We consent to the use of our reports dated January 18, 1999 incorporated by reference in Registration Statement No. 333-73225, and in the related prospectus, and to the reference to our firm under the heading "EXPERTS" in the prospectus.



Honolulu, Hawaii
April 27, 1999